Exhibit 10.11

ICONIX CHINA LIMITED

as Assignor

and

RAMPAGE CHINA LIMITED

as Assignee

TRADEMARK ASSIGNMENT AGREEMENT

TRADEMARK ASSIGNMENT AGREEMENT is made on April 8, 2009

BETWEEN

(1)	ICONIX CHINA LIMITED, a company duly established and validly existing under the laws of Hong Kong, with its registered address at 12/F., Novel Industrial Building, 850-870 Lai Chi Kok Road, Cheung Sha Wan, Kowloon, Hong Kong (Party A); and

(2)

RAMPAGE CHINA LIMITED, a company duly established and validly existing under the laws of the Cayman Islands, with its registered address at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman KY1-1112, Cayman Islands (Party B).

(individually a party, together the parties)

WHEREAS

(A)	Party A, Party B and Mecox Lane Limited entered into the Shareholders Agreement.

(B)	According to clause 4.4 of the Shareholders Agreement, Party A shall assign its rights to the Trademarks to Party B in consideration for the subscription of 1,000,000 ordinary shares in the share capital of Party B.

(C)	Party A is the beneficial owner of the Trademarks and desires to assign its right to the Trademarks to Party B;

(D)	Party A has agreed to assign its right to the Trademarks to Party B, and Party B has agreed to accept such assignment, on the terms and conditions set out in this Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1 In this Agreement the following expressions shall have the following meanings:

Affiliate means, in relation to a person, a corporation, partnership, fund or other entity directly or indirectly Controlling or Controlled by or under direct or indirect common Control with that person;

Agreement means this Trademark Assignment Agreement;

Assigned Trademarks means those Trademarks the assignment of which has been approved by the relevant Trademark Office and are registered under the name of Party B;

Assignment Date means the date on which Party B receives a new trademark registration certificates (or other relevant documents) issued by the Trademark Office evidencing successful registration of all of the Trademarks in the name of Party B;

Control of a person exists when a person owns, directly or indirectly through subsidiaries, more than half of the voting power of such person unless, in exceptional circumstances, it can be clearly demonstrated that such ownership does not constitute “Control”. “Control” also exists when a person owns half or less of the voting power of such persons but possesses:

(a)	power over the exercise of more than half of the voting rights by virtue of an agreement with other investors;

(b)	power to govern the financial and operating policies of such person under a statute or an agreement;

(c)	power to appoint or remove the majority of the members of the board of directors or equivalent governing body and control of such person is by that board or body; or

(d)	power to cast the majority of votes at meetings of the board of directors or equivalent governing body and control of such person is by that board or body;

Existing Third Party Rights means, with respect to the Trademarks, those rights or potential rights of third parties as listed on Schedule 2 hereto;

Governmental Authorities means government or any governmental, quasi-governmental, judicial, public, regulatory, legislative or statutory instrumentality, authority, body, agency, department, bureau or entity in the PRC or any other jurisdiction;

Greater China Area means Mainland China, the Hong Kong Special Administrative Region of the PRC, the Macau Special Administrative Region of the PRC and the territory of Taiwan.

Losses means losses, damages (where direct general or special), liabilities (whether actual or contingent), claims, proceedings, costs (including legal costs) and expenses (including any taxes), penalties and interest changes, in each case of any nature whatsoever;

Mecox means Mecox Lane Limited, a company incorporated in the Cayman Islands with its registered office located at M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, a shareholder of Party B;

Shareholders Agreement means the agreement between Party A, Party B and Mecox, dated 8th December 2008;

Trademarks means the registered trademarks and those trademarks which are the subject of an application (if any) in the Greater China Area as well as unregistered marks in the Greater China Area as set out in Schedule 1; and Trademark means any one of them; as provided for in Clause 3 of this Agreement, each New Mark (as defined below) shall be considered a Trademark upon filing of the trademark application thereof; and

Trademark Office means (i) with respect to the Trademarks registered in the People’s Republic of China, the Trademark Office of the State Administration for Industry and Commerce in China; (ii) with respect to the Trademarks registered in the Hong Kong Special Administrative Region, the Trade Marks Registry of Intellectual Property Department in Hong Kong; (iii) with respect to the Trademarks registered in the Macau Special Administrative Region, the Intellectual Property Department of the Macao Economic Services; and (iv) with respect to the Trademarks registered in Taiwan, the Trademark Division of the Taiwan Intellectual Property Office.

1.2 In this Agreement, unless the context otherwise requires:

(a)	the headings are inserted for convenience only and do not affect the construction of the Agreement;

(b)	any reference to an enactment or statutory provision is a reference to it as it may have been, or may from time to time be amended, modified, consolidated or re-enacted;

(c)	references to persons shall be deemed to include references to natural persons, firms, partnerships, bodies corporate, associations, organisations and trusts (in each case whether or not having separate legal personality), but references to individuals shall be deemed to be references to natural persons only;

(d)	where the word including is used it shall be deemed to read “including without limitation; and

(e)	words denoting the singular shall include the plural and vice versa.

1.3 The Schedules comprise schedules to this Agreement and form part of this Agreement.

2.	ASSIGNMENT

2.1 Subject to Existing Third Party Rights, Party A assigns and transfers (or shall cause to be assigned and transferred) to Party B, free and clear of all mortgages, charges, pledges, liens, trusts, claims and other interests all the right, title and interest in and to the Trademarks, including:

(a)	all statutory rights attaching to the Trademarks, together with the goodwill of the business relating to the goods and services in respect of which the Trademarks are registered or used; and

(b)	the right to sue (and to retain damages recovered) in respect of any infringement or unauthorised use of any of the Trademarks which may have occurred before the date of this Agreement.

2.2 Upon execution and delivery to the Trademark Office of the trademark assignments described in Clause 2.3, Party B will be solely responsible for the maintenance and protection of the Trademarks, provided that Party A promptly provides all assistance reasonably required by Party B in connection with doing so, including preparing evidence of Party A’s use of the Trademarks (if any). Party A hereby reserves the right to take steps to maintain and protect the registration of the Trademark should Party A reasonably believe that Party B has failed to do so.

2.3 Without prejudice the general provision of Clause 7.1, Party A shall procure the trademark assignments attached as Exhibits A, B, C and D hereto to be executed simultaneously with the execution of this Agreement. Thereafter, Party A shall, at its own cost, submit each such assignment together with other documents as required, with assistance from Party B, to the Trademark Office for approval of the assignment of the Trademarks contemplated by this Agreement.

2.4 Party B may, at its sole discretion, select and designate a trademark agent in each of the relevant jurisdictions in the Greater China Area to assist Party A in the processing of the Trademark Office’s approval of the assignment of the Trademarks. The reasonable agent service fee and all other costs associated with the assignment of the Trademarks in accordance with this Agreement shall be borne by Party A.

2.5 The parties acknowledge that the assignment of the registered Trademark contemplated under this Agreement shall enter into effect only upon approval issued by the relevant Trademark Office, but agree that, as between them, the Trademark shall be treated as if such assignment has taken place on the date of this Agreement and, at the request of Party B, Party A agrees to do any acts and submit any documents to any Governmental Authority that evidence the agreement between Party A and Party B to assign its right to the Trademark to Party B.

3.	NEW MARKS

Party B may prosecute, obtain and secure registration of marks which are similar to the Trademarks, containing the Trademarks, and/or which are intended to be used as part of the fashion brand “Rampage” in the Greater China Area, including but not limited to any mark containing Chinese characters that is intended to be the translations, adaptations, derivations, transliterations or phonetic equivalents of the Trademarks (a “New Mark”) in the Greater China Area, provided that Party B has informed Party A of the design of each of the New Marks prior to the prosecution thereof. Upon filing of the application of any New Mark the same shall be considered a Trademark for purposes of this Agreement.

4.	REPRESENTATIONS AND WARRANTIES

4.1 Party A represents and warrants that:

(a)	subject to the Existing Third Party Rights, it owns all of the right and interest in the Trademarks as a beneficial owner, and has the right to procure the legal title to the Trademarks to be assigned to Party B;

(b)	to the best knowledge of Party A, subject to the Existing Third Party Rights, each Trademark is valid, subsisting and assignable;

(c)	to the best knowledge of Party A, subject to the Existing Third Party Rights, none of the registered Trademark is subject to, or likely to be subject to, amendment, challenge, removal or surrender, and there is nothing which might prevent or affect the applications for registration of any of the Trademarks from being granted;

(d)	subject to the Existing Third Party Rights, each Trademark is free from any encumbrance, security interest, option, mortgage, charge or lien;

(e)	subject to Clause 5, it has not given any third party permission to use any Trademark, nor is it under an obligation to do so;

(f)	it has not acquiesced in any infringement or unauthorised use of any of the Trademarks;

(g)	to the best knowledge of Party A, subject to the Existing Third Party Rights, no third party is infringing any of the Trademarks;

(h)	subject to the Existing Third Party Rights, no claim or notice has been made or given by a third party which disputes the right of Party A to use any Trademark, nor is Party A aware of any circumstances likely to give rise to a claim or challenge by a third party to the registration of any Trademark; and

(i)	to the best knowledge of Party A, there have been no other acts or omissions which would prejudice the rights of Party B to enforce its rights in the Trademarks or affect the registration of the Trademarks.

4.2 Subject to Clause 5, Party A undertakes that neither it nor any of its Affiliates, shareholders, directors or officers , or relatives (which shall include without limitation parents, siblings, spouse and children) of such shareholders, directors or officers will use, register or attempt to register any trademarks, company, business or trading names or domain names which are identical or similar to (or which incorporate) any of the Trademarks, any aspect of them, or any other trademarks, trade names, or domain name of Party B in the Greater China Area, without Party B and Mecox’s prior written consent (and then only in accordance with any conditions which Party B and Mecox may, in their respective absolute discretion, provide for) in relation to any businesses.

4.3 Party A shall indemnify Party B against all Losses which Party B suffers or incurs as a result of, or in connection with, any claim against Party B, or any challenge to the registration of the Trademarks which result from a breach by Party A of the warranties in Clause 4.1.

5.	EXCLUSIVITY; GOODS MANUFACTURED; TERRITORY

5.1 Party A acknowledges and agrees that from the date of this Agreement, Party A and its Affiliates shall not have any right to, and Party A and its Affiliates shall not, and shall not permit or authorize any other person acting on behalf of, or claiming any right through, Party A or its Affiliates to, use the Trademarks in the Greater China Area for the specific purposes of targeting persons located inside the Greater China Area.

5.2 Notwithstanding the provisions of Clause 5.1, it is acknowledged and agreed that Party A and/or its Affiliates own marks outside the Greater China Area that may or may not be either identical or confusingly similar to the Trademarks and that Party A and/or its Affiliates may have licensed other persons to use such rights outside the Greater China Area. It is further acknowledged and agreed that, notwithstanding any other terms of this Agreement, such licensees and Party A and their respective Affiliates shall be free to develop and manage marks identical or similar to the Trademarks and manufacture and produce (or have manufactured and produced by a third party) goods branded with marks identical or similar to the Trademarks within the Greater China Area, in each case solely in connection with goods and services that will be marketed and sold outside the Greater China Area. In the event Party B in its reasonable opinion considers that its sales of products branded with the Trademarks in the Greater China Area has suffered significant harm as a result of unauthorised sales originating from manufacturers in the Greater China Area licensed by Party A or its Affiliates and Party B is able to provide reasonable substantiating evidence of such unauthorised sales, Party A shall (and, where relevant and to the extent it has the right and power to do so, shall cause its Affiliates to) use their commercially reasonable best efforts to procure that the manufacturers identified as having been involved in such unauthorised sales immediate cease and desist from continuing involvement, and if the situation continues to remain unremedied, Party A shall (and, where relevant and to the extent it has the right to do so, shall cause its Affiliates to) take such further action as reasonably appropriate (including consider terminating any licence granted to such manufacturers) to prevent further harm to the financial interest of Party B. Party B shall execute and deliver all further documents required by law or which Party A reasonably requests to enable Party A to comply with the requirements of relevant government bodies (including, but not limited to customs authorities) in order to export such goods from the Greater China Area.

5.3 Notwithstanding anything to the contrary in this Agreement, Party B shall not, and shall not permit any of its agents, representatives, licensees or sub-licensees to use, directly or indirectly, any of the Trademarks outside the Greater China Area without the prior written consent of Party A, and such consent may be withheld in the sole discretion of Party A; provided, that Party B shall be permitted to (i) exploit the Trademarks on the internet (or any successor technology) for the specific purpose of targeting persons located inside the Greater China Area, and (ii) develop and manage the Trademarks outside the Greater China Area, and manufacture and produce goods branded with the Trademarks outside the Greater China Area, in each case solely in connection with goods and services that will be marketed and sold solely within the Greater China Area. Party B and its Affiliates shall not use the Trademarks on the internet to target consumers outside the Greater China Area.

6.	INTERIM LICENCE

From the date of this Agreement, Party A hereby grants (or shall cause to be granted) to Party B an exclusive, irrevocable and royalty-free licence (including the right to sub-licence) to use the Trademarks, pending registration of the assignment of the Trademarks at the Trademark Office, up to and including the earlier of (i) the Assignment Date or (ii) the assignment of the Trademarks back to Party A pursuant to Clause 10 of this Agreement. To the extent that the Trademarks have not been registered under the name of Party A, Party A shall procure the relevant registrant of the Trademarks to issue a letter directly sent to Party B (substantially in the form set out in Schedule 3) acknowledging and confirming the interim licence granted by Party A to Party B under this clause.

7.	FURTHER ASSURANCE

7.1 Party A shall perform (and procure the performance of) all further acts and things, and execute and deliver (and procure the execution and delivery of) all further documents, required by law or which Party B reasonably requests for the purpose of vesting in Party B the full benefit of the right, title and interest assigned to Party B under this Agreement, including executing as soon as reasonably practicable any deeds, agreements or other documents required by Party B to effect registration at the Trademark Office or recordal of the assignment or interim licence of the Trademarks to Party B.

7.2 Subject to Clause 2.2, Party A shall do the following pending formal registration or recordal of the assignment of the registered Trademarks to Party B:

(a)	if legally required to do so, pay all applicable application, filing, registration, renewal and other fees in relation to any of the Trademarks as they fall due;

(b)	if legally required to do so, promptly satisfy all official actions issued by any relevant Trademark registry or authority in relation to any of the Trademarks;

(c)	provide Party B with all information and other assistance required to enable Party B to prepare, file or prosecute applications for registration of any of the Trademarks (including, without limit, producing, in the appropriate form, any evidence of its use of the Trademarks);

(d)	ensure that copies of all correspondence in connection with the Trademarks which it or its agents receive (including any renewal advice or other notification received from the Trademark Office or any relevant registry) are promptly delivered to Party B; and

(e)	provide Party B with all available information and other assistance reasonably required by Party B to use, license, or otherwise exploit the Trademarks or to conduct, defend or settle any relevant claims, actions or proceedings (including, without limit and if requested by Party B, bringing proceedings in its own name or lending its name to any proceedings brought by Party B).

7.3 Party A shall make available for collection by Party B (or Party B’s nominated representative) as soon as practicable after the date of this Agreement all documents of title, certificates and other files and records in its and its agents’ possession relating to the Trademarks.

8.	INFRINGEMENT

8.1 Party A shall notify Party B in writing as soon as practicable if any of the following matters which come to its attention (giving full particulars):

(a)	any actual, suspected or threatened infringement of the Trademarks;

(b)	any allegation or complaint made by any third party that any of the Trademarks is invalid, that use of the Trademarks infringes any third party rights, or that use of the Trademarks may cause deception or confusion to the public; and,

(c)	any other form of attack or claim to which any of the Trademarks may be subject.

8.2 Party A shall not make any admissions in respect of the matters as mentioned in Clause 8.1 of this Agreement, other than to Party B and shall, in each case, provide Party B with all relevant information in its possession.

8.3 Party B shall decide in its absolute discretion whether or not to take action, and what action to take, in respect of any of the matters in Clause 8.1 and shall have exclusive control over any resulting claims, actions and proceedings.

8.4 Party A shall, at Party B’s cost, provide any assistance which Party B reasonably requires (including bringing proceedings or lending its name to any proceedings brought by Party B) in connection with any of the matters in Clause 8.1. Any award of costs or damages or other compensation payment recovered in connection with any of those matters shall be for the account of Party B.

9.	ONGOING SUPPORT

9.1 Party A shall be responsible for:

(a)

Providing brand marketing support to Party B for a period of no less than ten (10) years at zero cost to Party B. After the tenth (10th) anniversary of the date of this Agreement, Party A shall charge Party B for the brand marketing support at actual cost (which shall have been reasonably and properly incurred); and

(b)

Providing brand design support to Party B for a period of no less than five years at zero cost to Party B. After the fifth (5th) anniversary of the date of this Agreement, Party A shall charge Party B for the brand design support at cost (which shall have been reasonably and properly incurred),

(collectively, Party A Ongoing Support).

9.2 Subject to Clause 9.1, the parties agree that in respect of any actual expenses incurred in relation to the provision of Party A Ongoing Support after the fifth (5th) anniversary of the date of this Agreement (Ongoing Support Expenses), Party B shall be billed and be liable to pay such Ongoing Support Expenses not exceeding the amount determined using the following formula:

where

“C”	is the upper limit of the Ongoing Support Expense in the year following the nth anniversary of the date of this Agreement;

“n”	is the number of years from the date of this Agreement; and

“CPI”	is the most recent annual consumer price index of the United States of America published by the Bureau of Labor Statistics of the United States Department of Labor available on or around the first working day of January of each calendar year in respect of which the Ongoing Support Expenses is to be determined.

9.3 Notwithstanding Clauses 9.1 and 9.2, Party B shall be responsible for any reasonable and proper shipping costs of marketing materials and samples and any import duties in relation to the provision of Party A Ongoing Support. In addition, the use of foreign celebrity images will be charged at cost, if any.

10.	OBLIGATION TO ASSIGN BACK

10.1 Notwithstanding any other provisions in this Agreement and subject to applicable laws, at any time after the fifth anniversary of the date of the Shareholders Agreement, Party A has the right to require that Party B assign the Trademarks back to Party A at the consideration of One (1) US Dollar subject to Clause 8.2 of the Shareholder’s Agreement.

10.2 Notwithstanding any other provisions in this Agreement and subject to applicable laws, upon the liquidation or the expiration of term of Party B or the termination of the Shareholders Agreement pursuant to Clause 21.3 thereof, Party A shall have the right to require that Party B assign the Trademarks back to Party A at the consideration of One (1) US Dollar.

10.3 In the event Party B is required to assign the Trademarks back to Party A pursuant to Clause 10.1 or 10.2 of this Agreement, Party B shall reassign the Assigned Trademarks to Party A (unless any of such Assigned Trademarks cannot legally be reassigned to Party A, in which case such Assigned Trademarks shall be assigned to a nominee appointed by Party A legally permitted to accept such assignment) and shall perform (and procure the performance of) all further acts and things, and execute and deliver (and procure the execution and delivery of) all further documents, required by law or which Party A requests for the purpose of vesting in Party A the full benefit of the right, title and interest in the Assigned Trademarks, including executing as soon as reasonably practicable any deeds, agreements or other documents required by Party A to effect registration or recordal of the re-assignment of any Assigned Trademarks to Party A at the relevant Trademark Office.

11.	LICENCE IN PERPETUITY

11.1 In the event that assignment of one or more of the Trademarks contemplated under this Agreement cannot be effected, Party A agrees to grant Party B a licence (or shall cause a licence to be granted to Party B) to use the Trademarks, and Party B has agreed to accept such a grant, on the terms and conditions set out below:

(a)	The licence will be an exclusive and irrevocable licence in perpetuity for Party B to use the Trademarks in the Greater China Area, with the right to sub-licence

(b)	the scope of the licence will in no circumstance exceed the scope of the assignment of the Trademark contemplated under this Agreement. In particular, the granting of the licence will be subject to Clause 5 of this Agreement;

(c)	the consideration shall be One (1) US Dollar per annum payable on the day such a licence or licences are granted (Licence Date) and on the anniversaries of the Licence Date for all subsequent years;

(d)	Party B acknowledges that, to the extent the licence granted under this Clause 11.1 relates to territories in which Party A has not registered the Trademarks, Party A only licences the unregistered right, title and interest in the Trademarks which it owns (if any); and

(e)	Party A shall record the licence granted to it under this Clause 11.1 with the relevant authorities.

11.2 In the event of the assignment of the Trademarks back to Party A pursuant to Clause 11 of this Agreement, the licence granted under this Clause 10 shall terminate automatically.

11.3 Notwithstanding the provisions of this Clause 11 or this Agreement, the licence or licences granted under this Clause 11 will expire to the extent that the full benefit of the right, title and interest in the Trademarks is assigned and fully vested in Party B.

12.	INDEMNITY FOR BREACH OF THIS AGREEMENT

12.1 Party A shall indemnify, defend and hold harmless Party B from and against any and all Losses resulting from or arising out of any breach by Party A of any representations, warranties or undertakings of this Agreement.

12.2 Party B shall indemnify, defend and hold harmless Party A from and against any and all Losses resulting from or arising out of any breach by Party B of any representations, warranties or undertakings of this Agreement.

12.3 The parties agree and acknowledge that a Party with rights under this Agreement may be irreparably harmed by any breach of its terms and that damages alone may not necessarily be an adequate remedy. Accordingly, a Party bringing a claim under this Agreement will be entitled to the remedies of injunction, specific performance and other equitable relief, or any combination of these remedies, for any threatened or actual breach of its terms, and no proof of special damages will be necessary to enforce this Agreement.

13.	SURVIVAL

The provisions of Clauses 12.1, 12.2 and 18 shall survive the termination of this Agreement and the termination, dissolution or liquidation of Party B.

14.	WAIVERS

No failure or delay by either party in exercising any right or remedy provided by law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

15.	FORCE MAJEURE

Neither party shall be liable for failure or delay in performing any of its obligations under or pursuant to this Agreement if such failure or delay is due to any cause whatsoever outside its reasonable control, and it shall be entitled to a reasonable extension of the time for performing such obligations as a result of such cause.

16.	AMENDMENT

16.1 No variation of this Agreement shall be valid unless it is in writing and duly executed by or on behalf of both parties.

16.2 Unless expressly agreed, no variation shall constitute a general waiver of any provisions of this Agreement, nor shall it affect any rights, obligations or liabilities under or pursuant to this Agreement which have already accrued up to the date of variation, and the rights and obligations of the parties under or pursuant to this Agreement shall remain in full force and effect, except and only to the extent that they are so varied.

17.	SEVERABILITY

If and to the extent that any provision of this Agreement is held to be illegal, void or unenforceable, such provision shall be given no effect and shall be deemed not to be included in this Agreement but without invalidating any of the remaining provisions of this Agreement.

18.	GOVERNING LAW AND JURISDICTION

18.1 This Agreement shall be governed by and interpreted in accordance with the laws of Hong Kong.

18.2 Any claim, controversy or dispute arising from the execution of, or in connection with, this Agreement shall be settled through friendly consultations between the parties. In the event that no settlement can be reached through consultations within sixty (60) days of the submission of such matter by one of the parties, then such dispute shall be submitted to the Hong Kong International Arbitration Centre (HKIAC) for arbitration in accordance with the Arbitration Rules of the United Nations Commission of International Trade Law (UNCITRAL Arbitration Rules) in force. Any such arbitration proceeding shall be held in Hong Kong by three arbitrators appointed in accordance with the Rules and shall be conducted in the English language. The arbitral award shall be final and binding upon the parties and shall be enforceable in accordance with its terms. The cost of the arbitration, including a reasonable allowance for attorneys’ fees, shall be borne by the losing party or as otherwise specified in the ruling of the arbitration tribunal. The parties agree that the award is to be considered as a settlement of the dispute between them and shall accept it as the true expression of their own determination in connection therewith.

18.3 The costs of arbitration and the costs of enforcing the arbitration award (including witness expenses and reasonable attorneys’ fees) shall be borne by the losing party, unless otherwise determined by the arbitration award.

19.	LANGUAGE

This Agreement shall be executed in six (6) originals in English language.

20.	COUNTERPARTS

This Agreement may be executed (including by facsimile or other electronic transmission) in any number of counterparts and by the parties to it on separate counterparts, each of which is an original but all of which together constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed as a deed by the parties (or their authorised representatives) on the day and year first written above.

ICONIX CHINA LIMITED		RAMPAGE CHINA LIMITED

By:	/s/ Veronica Chou	By:	/s/ Christopher Ting
Name:	Veronica Chou	Name:	Christopher Ting
Title:	President	Title:	CFO
Nationality:	Hong Kong	Nationality:	HKSAR, China

SCHEDULE 1

TRADEMARKS

Serial No.	Registration No.	Class	Trademark Name and Figure	Term of Validity	Region
Registered Trademarks:

1	4494934	3	RAMPAGE	14-Apr-08 to 13-Apr-18	PRC

2	4494935	14	RAMPAGE	14-Apr-08 to 13-Apr-18	PRC

3	4106061	9	RAMPAGE	14-Sep-06 to 13-Sept-16	PRC

4	674904	25	RAMPAGE	21-Jan-04 to 20-Jan-14	PRC

5	4447943	35	RAMPAGE	21-Aug-08 to 20-Aug-18	PRC

6	4239247	25	RMPG RAMPAGE MEN	14-Jun-08 to 13-Jun-18	PRC

7	4106062	25	R55 BY RAMPAGE	07-Jan-08 to 06-Jan-18	PRC

8	4106060	25	FIFTY-FIVE & DESIGN	07-Jan-08 to 06-Jan-18	PRC

9	19832017	25	RAMPAGE	03-Sept-82 to 03-Sept-13	Hong Kong

10	956320	25	R-WEAR & BOX DESIGN	16-Aug-01 to 30-Nov-10	Taiwan

11	917746	25	R-WEAR	01-Dec-00 to 30-Nov-10	Taiwan

12	1150979	9	RAMPAGE	01-May-05 to 30-Apr-15	Taiwan

13	1346688	25	RAMPAGE	16-Jan-09 to 15-Jan-19	Taiwan

14	4487063	18	RAMPAGE	07-Nov-08 to 06-Nov-18	PRC

15	4487064	26	RAMPAGE	07-Nov-08 to 06-Nov-18	PRC

16	N/35918	25	RAMPAGE	30-Oct-08 to 30-Oct-15	Macau

EXHIBIT C

Serial No.	Application No.	Class	Trademark Name and Figure	Date of application	Remark	Region
Trademarks Pending Applications:

1	301105631	3,9,14,18,24,25,35	RAMPAGE	30-Apr-08		Hong Kong

2	97021132	25	RAMPAGE	06-May-08		Taiwan

3	97050147	3,9,14,18,24, 35	RAMPAGE	30-Apr-08	Priority date	Taiwan

4	7029240	3	RAMPAGE	30-Apr-08	Priority date	PRC

5	7029239	9	RAMPAGE	30-Apr-08	Priority date	PRC

6	7029238	14	RAMPAGE	30-Apr-08	Priority date	PRC

7	7029217	18	RAMPAGE	30-Apr-08	Priority date	PRC

8	7029216	24	RAMPAGE	30-Apr-08	Priority date	PRC

9	7029215	25	RAMPAGE	30-Apr-08	Priority date	PRC

10	7029214	35	RAMPAGE	30-Apr-08	Priority date	PRC

11	4577979	25	RAMPAGE	01-Apr-05		PRC

12	N/39565	3	RAMPAGE	30-Apr-08	Priority date	Macau

13	N/39566	9	RAMPAGE	30-Apr-08	Priority date	Macau

14	N/39567	14	RAMPAGE	30-Apr-08	Priority date	Macau

15	N/39568	18	RAMPAGE	30-Apr-08	Priority date	Macau

16	N/39569	24	RAMPAGE	30-Apr-08	Priority date	Macau

17	N/39570	35	RAMPAGE	30-Apr-08	Priority date	Macau

SCHEDULE 2

EXISTING THIRD PARTY RIGHTS

MARK	CLASS	CLAIMS
RAMPAGE	9	Hong Kong-Conflict: 200100892 (RAMPAGE)

RAMPAGE	14	Hong Kong – Conflict: 300051155 (RAMPAGE)

RAMPAGE	25	China – Conflict: 738276 (RAVAGE)

RAMPAGE	35	Hong Kong – Cross citation

RAMPAGE	35	China – Cross citation

SCHEDULE 3

Form of Acknowledgement and Confirmation Letter

[On IP Holdings LLC’s Letterhead]

To:	Rampage China Limited

Re:	Acknowledgement and Confirmation of License

We, IP Holdings LLC, have entered into a Master Trademark Agreement with Iconix China Limited (Iconix), pursuant to which we have assigned all right, title, and interest in the Trademarks listed in the Appendix to Iconix, which assignments have not yet been submitted for approval or recordal with the relevant trademark offices.

We understand that Iconix and you have entered a series of trademark assignment agreements, pursuant to which Iconix will assign or procure the assignment of the Trademarks to you and, before such assignments have been approved by and recorded with the relevant trademark offices, Iconix will grant you an exclusive and royalty-free license (with the right to grant sub-licenses) with respect to the Trademarks.

By this letter, we hereby acknowledge and confirm that Iconix has the authority and legal right to grant you the license described in the previous paragraph. We waive the right (if any) to bring any action or claim against you with respect to your use or exploitation of the Trademarks.

For and on behalf of IP Holdings LLC

Signed by:
Name:
Title:
Date:

By signing this letter, the signatory warrants that they are authorised by IP Holdings LLC to provide the acknowledgement and waiver set out above.

EXHIBIT A - FORM OF ASSIGNMENT – CHINA

English Translation

Transfer Application/ Registered Trademark Application	Form Eight

Name of Transferor (in Chinese):

(in English):

Address of Transferor (in Chinese):

(in English):

Name of Transferee (in Chinese):

(in English):

Address of Transferee (in Chinese):

(in English):

Whether it is jointly owned trademark:	☐ Yes ¢ No

Post Code:

Contact Person:

Tel (including the district code):

Fax (including the district code):

Name of Agency:

Application / Registration Number of the Trademark:

                                                                              Class:

Seal of Transferor (Signature):                         Seal of Transferee (Signature):

Seal of Agency:

Signature of Agent:

Note:	1. The items with respect to agency do not need to be filled in if you do not use a agency.

2. The domestic applicants do not need to fill in English.

3. Charge standard: the fee for transferring a registered trademark is RMB1,000.

4. In the event of applying for transfer of a jointly owned trademark, please choose “Yes” under the item of “Whether it is jointly owned trademark”.

5. In the event of the transfer of a jointly owned trademark, the representative shall submit the application and be regarded as having obtained authorization from other joint owners. The name and address of both the transferor and the transferee shall be the name and address of the representative, and the attached page should be filled in.

6. This form applies to transfer procedures of proprietary rights of registered trademark.

EXHIBIT B - FORM OF ASSIGNMENT – MACAU

ASSIGNMENT

This assignment is made and effective as of the _______ day of_____________ of 2008 between IP Holdings LLC of 103 Foulk Road, Wilmington, Delaware 19803, United States of America (“Party A”) of the one part,

and Rampage China Limited of ______________________________________________________________________ (“Party B”) of the other part.

Whereas Party A is the proprietor of the trade marks and the trade mark applications / registrations listed in the Schedule annexed hereto (“Trade Marks”);

And whereas Party A has agreed to assign to Party B the Trade Marks together with the goodwill of the business concerned in the goods and services for which the Trade Marks are or may become registered for the consideration hereinafter appearing.

It is hereby agreed as follows:-

(1)	In pursuance of this agreement and in consideration of the sum of UNITED STATES ONE DOLLAR now paid to Party A by Party B (the receipt and sufficiency of which Party A hereby acknowledges), Party A as beneficial owner hereby assigns and transfers with full title guarantee to Party B all rights, title, interests and property in the Trade Marks, the full and exclusive benefit thereof, all common law rights and any copyright rights which may subsist in the Trade Marks and all rights, privileges and advantages appertaining thereto together with:-

(i)	the goodwill of the business concerned in the goods / services for which the Trade Marks are or may become registered; and

(ii)	the right by Party B to recover and to bring proceedings to recover damages and / or to obtain other remedies in respect of infringement of any rights in or relating to the Trade Marks whether committed before or after the date of this assignment, to the intent that the Trade Marks shall be in the name of and shall vest in Party B to hold the same unto Party B absolutely.

(2)	Party A hereby covenants and undertakes that the Trade Marks are good, valid and subsisting and that Party A has good right to assign the Trade Marks unto Party B free from encumbrances and that Party B may hold and enjoy the same without any lawful or equitable interruption or claim from Party A or any person or persons.

(3)	Party A hereby covenants and undertakes that it has not done, omitted to do or caused to be done and will not do, omit to do any act, matter or thing whereby the Trade Marks or any of them may be invalidated.

(4)	Party A hereby covenants and undertakes that it will, at Party B’s request and expense, execute, sign and do all such instruments, documents and acts as may be necessary to enable Party B or its nominee to enjoy the full benefit of the property and rights hereby assigned.

(5)	This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns as well as any subsidiary companies of the parties hereto.

In witness whereof the parties have duly executed this assignment the date above written.

Signed for and on behalf of	)	Signature: _____________________
Party A	)	Name: ________________________
	)	Title: _________________________

in the presence of:

Signature:_____________________
Name:________________________
Title: _________________________

Signed for and on behalf of	)	Signature: _____________________
Party B	)	Name: ________________________
	)	Title: _________________________

in the presence of:

Signature: _________________________

Name: ____________________________

Title: _____________________________

EXHIBIT C - FORM OF ASSIGNMENT – HONG KONG

T10-1

TRADE MARK FORM T10

APPLICATION OR NOTICE TO REGISTER REGISTRABLE TRANSACTION (OTHER THAN A LICENCE)

Request to amend or remove registered particulars of security interest

Trade Marks Ordinance (Cap. 559)

Trade Marks Rules (Cap. 559A)

Important notes

1.	General notes:

a.	Please complete this form in English unless otherwise stated.

b.	This form must be signed and dated.

c.	If there is not enough space for any part on this form, please continue on an additional sheet. Number each additional sheet and state the number of additional sheet(s).

d.	Please enquire through the following means:

•	E-mail: enquiry@ipd.gov.hk

•	Internet homepage address: www.ipd.gov.hk

2.	Use of Personal data:

a.	The provision of your personal data is voluntary. However, the Trade Marks Registry may be unable to handle your application, filing request or notice if you do not provide sufficient information.

b.	The Trade Marks Registry will use any personal data provided in this form and any document(s) filed in relation to it for processing your application, request or notice, as well as for the purposes of collection set out at www.ipd.gov.hk/eng/home.htm. Any of the information provided may be made available for public inspection, in full or in part, pursuant to Rules 68 and 69 of the Trade Marks Rules, Cap. 559A. Such information may be accessed through the Internet.

c.	The Trade Marks Registry may redact unsolicited personal data included with this form or any document(s) filed in relation to it before making them available for public inspection. Please DO NOT provide any personal data (including personal data relating to third parties) which are not specifically required to be submitted.

d.	Subject to the requirements of the Trade Marks Ordinance, Cap. 559, any person has the right to request access to and correct his/her personal data held in the trade mark records maintained by the Trade Marks Registry, pursuant to sections 18 and 22 of the Personal Data (Privacy) Ordinance, Cap. 486.

e.	For further details, please see the Personal Information Collection Statement at www.ipd.gov.hk/eng/home.htm.

3.	Use of Other Information:

a.	The Trade Marks Registry will use any information relating to any commercial enterprise or entity provided in this form and any document(s) filed in relation to it for processing your application, request or notice, and for the purposes of collection set out at www.ipd.gov.hk/eng/home.htm. They may be made available for public inspection, in full or in part, pursuant to Rules 68 and 69 of the Trade Marks Rules, Cap. 559A. Such information may be accessed through the Internet.

b.	DO NOT include any business information of your own or that of third parties which you consider to be confidential or commercially sensitive. Where such information is included in this form or any document(s) filed in relation to it, the Registrar will treat it an express and voluntary consent given by you and any such third party to disclosure of all such information for the purpose of public inspection.

4.	Submission of application/request/notice:

In person or by mail with the appropriate fee to the Registrar of Trade Marks, 24/F, Wu Chung House, No. 213 Queen’s Road East, Wanchai, Hong Kong, China. The fee schedule can be viewed at www.ipd.gov.hk/eng/forms_fees.htm. Payment can be made in person by cash, or by sending a cheque made payable to THE GOVERNMENT OF THE HONG KONG SPECIAL ADMINISTRATIVE REGION.

T10-2

Note 1	This form can be used for more than one application and/or registration if they are covered by the same transaction. However, you need to file a separate form for each registrable transaction.

01 Application no(s). (Note 1)

Registration no(s). (Note 1)

02 Name of ☐ applicant for registration/owner of registered mark ☐ grantor of security interest

03 Assignment/transfer, assent or court order

(1)	Details of the new owner

Name (If the name of the new owner is not in Roman letters or in Chinese characters, please include a transliteration in Roman letters.)

•	Please mark the box to confirm that the new owner is a legal entity capable of holding assets in its own name.

Address

(2)	Date of ☐ assignment/transfer ☐ assent ☐ court order

(DD-MM-YYYY)

Important note

A co-owner may not assign his share in a trade mark without the consent of each other co-owner (Section 28(4)).

(3)	For partial assignment only: If the change of ownership is in respect of any right in or under the registration(s) or application(s), please provide a description of the right transferred.

T10-3

04 Security interest

(1)	Details of grantee

Name (If the name of the grantee is not in Roman letters or in Chinese characters, please include a transliteration in Roman letters.)

Address

(2)	Please indicate whether this request is for

☐	registering particulars of grant of security interest
☐	amendment of particulars
☐	removal of particulars

Important note

A co-owner may not charge his share in a trade mark without the consent of each other co-owner (Section 28(4)).

(3)	In the case of a grant of any security interest, please indicate the nature of the interest (whether fixed or floating), the extent of the security, and the right in or under the trade mark(s) or application(s) that is secured.

In the case of amendment or removal of any registered particulars relating to a security interest, please provide details of the amendment or removal.

05 Documentary evidence are NOT required in the following cases:

(1)	Assignment – this form is signed by or on behalf of Party A.

(2)	Assent – this form is signed by or on behalf of the personal representative making the assent.

(3)	Grant of security interest – this form is signed by or on behalf of the grantor of the security interest.

(4)	Amendment of registered particulars of security interest – this form is signed by or on behalf of both the grantor and the grantee of the security interest.

(5)	Removal of registered particulars of security interest – this form is signed by or on behalf of the grantee of the security interest.

Documentary evidence filed will be open to public inspection on-line.

T10-4

Note 2	This includes where one co-applicant/co-owner is authorized to sign on behalf of each of the co-applicants/co-owners.

Note 3	You must provide details of an address for service in Hong Kong, China. Please note that a P.O. Box or “care of” address is not acceptable.

Note 4	If you are an agent, you must provide details of an address in Hong Kong, China where you reside or carry on your business activities. Please note that a P.O. Box or “care of” address is not acceptable.

06 Signature of	☐ applicant/owner/personal representative ☐ agent for applicant/owner/personal representative (Note 2)	☐ grantor of security interest ☐ agent for grantor of security interest (Note 2)

I/We confirm that I/we have read and understood the “Important notes” on page 1.

Signature	Name and Official Capacity of Signatory	Date (DD-MM-YYYY)

T10-5

07 Signature of	☐ new owner ☐ agent for new owner (Note 2)	☐ grantee of security interest ☐ agent for grantee of security interest

I/We confirm that I/we have read and understood the “Important notes” on page 1.

Signature
Name and Official Capacity of Signatory Date

(DD-MM-YYYY)

Further particulars of new owner/grantee of security interest

(1)	Address for service in Hong Kong, China (Note 3)

Important note

The address for service of the new owner provided here will substitute the current address for service of the applicant for registration/owner of all the marks listed in Part 01. All future correspondence and notices on all matters relating to these marks will be sent to this address for service. To change this address for service, please file Trade Mark Form T5.

Name

Address

Your reference	Telephone no.

Facsimile no.	E-mail address

(2)	Agent’s address (Note 4)

T10-6

08 Complete below ONLY IF this form is filed by a party OTHER THAN those specified in Part 06 or 07.

Particulars of the filer:

(1)	Address for service in Hong Kong, China (Note 3)

Name

Address

Your reference	Telephone no.

Facsimile no.	E-mail address

(2)	Agent’s address (Note 4)

09 State the number of additional sheet(s) attached to this form

EXHIBIT D - FORM OF ASSIGNMENT – TAIWAN

ASSIGNMENT

This assignment is made and effective as of the______ day of _____________ of 2008 between IP Holdings LLC of 103 Foulk Road, Wilmington, Delaware 19803, United States of America (“Party A”) of the one part,

and Rampage China Limited of ________________________________________________________________________ (“Party B”) of the other part.

Whereas Party A is the proprietor of the trade marks and the trade mark applications / registrations listed in the Schedule annexed hereto (“Trade Marks”);

And whereas Party A has agreed to assign to Party B the Trade Marks together with the goodwill of the business concerned in the goods and services for which the Trade Marks are or may become registered for the consideration hereinafter appearing.

It is hereby agreed as follows:-

(1)	In pursuance of this agreement and in consideration of the sum of UNITED STATES ONE DOLLAR now paid to Party A by Party B (the receipt and sufficiency of which Party A hereby acknowledges), Party A as beneficial owner hereby assigns and transfers with full title guarantee to Party B all rights, title, interests and property in the Trade Marks, the full and exclusive benefit thereof, all common law rights and any copyright rights which may subsist in the Trade Marks and all rights, privileges and advantages appertaining thereto together with:-

(i)	the goodwill of the business concerned in the goods / services for which the Trade Marks are or may become registered; and

(ii)	the right by Party B to recover and to bring proceedings to recover damages and / or to obtain other remedies in respect of infringement of any rights in or relating to the Trade Marks whether committed before or after the date of this assignment, to the intent that the Trade Marks shall be in the name of and shall vest in Party B to hold the same unto Party B absolutely.

(2)	Party A hereby covenants and undertakes that the Trade Marks are good, valid and subsisting and that Party A has good right to assign the Trade Marks unto Party B free from encumbrances and that Party B may hold and enjoy the same without any lawful or equitable interruption or claim from Party A or any person or persons.

(3)	Party A hereby covenants and undertakes that it has not done, omitted to do or caused to be done and will not do, omit to do any act, matter or thing whereby the Trade Marks or any of them may be invalidated.

(4)	Party A hereby covenants and undertakes that it will, at Party B’s request and expense, execute, sign and do all such instruments, documents and acts as may be necessary to enable Party B or its nominee to enjoy the full benefit of the property and rights hereby assigned.

(5)	This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns as well as any subsidiary companies of the parties hereto.

In witness whereof the parties have duly executed this assignment the date above written.

Signed for and on behalf of	)	Signature:_____________________
Party A	)	Name:________________________
	)	Title:_________________________

in the presence of:

Signature: _________________________

Name: ____________________________

Title: _____________________________

Signed for and on behalf of	)	Signature:_____________________
Party B	)	Name:________________________
	)	Title:_________________________

in the presence of:

Signature: _________________________

Name: ____________________________

Title: _____________________________